SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                   ____________________________________


                                 FORM 8-K


                              CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported)     June 27, 1997     (March 17, 1997)

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                        CAI WIRELESS SYSTEMS, INC.


            (Exact name of registrant as specified in its charter)



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     Connecticut                        0-22888                        06-1324691
   (State or other                 (Commission File                   (IRS Employer
   jurisdiction of                      Number)                    Identification No.)
   incorporation)
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                    18 CORPORATE WOODS BLVD., ALBANY, NY   12211
               (Address of principal executive offices)    (Zip Code)


     Registrant's telephone number, including area code    (518) 462-2632





         (Former name or former address, if changed since last report)










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Item 5 - OTHER EVENTS

            (A) CAI Wireless Systems, Inc. ("CAI") entered into Amendment No. 1 to the Modification Agreement (the "Amendment") among CAI and its subsidiaries and affiliates of Bell Atlantic Corporation and NYNEX Corporation (the "RBOCs") on April 29, 1997. See Exhibit 99.1 attached hereto. The execution and delivery of the Modification Agreement, dated December 12, 1996 (the "Modification Agreement"), was previously reported by CAI in its Current Report on Form 8-K filed with the Securities and Exchange Commission on January 3, 1997.

      The Amendment represents the renegotiation of an option to repurchase the $100 million face amount of CAI securities held by the RBOCs originally granted to CAI by the RBOCs in December 1996 in connection with the Modification Agreement. The repurchase consideration is $40 million in cash and 100,000 shares of convertible junior preferred stock. The junior preferred stock, which is non-voting, carries no coupon and has no maturity, is convertible into
2.5 million shares of CAI common stock (NASDAQ NM: CAWS). The repurchase option is exercisable through February 28, 1998.

      As part of the Amendment, the RBOCs also immediately released CAI from its obligation under the Business Relationship Agreement among CAI, its subsidiaries and the RBOCs (the "BR Agreement"), to make its wireless MMDS spectrum available to the RBOCs at a future date in Boston, MA, Pittsburgh, PA, and Albany, Syracuse and Buffalo, NY. Upon a repurchase of the CAI securities, as contemplated by the Amendment, the BR Agreement will lapse in its entirety, releasing a similar obligation in CAI's other markets.

      In connection with the execution of the Amendment, the RBOCs also suspended or release CAI from a number of covenant restrictions and governance rights and provided CAI with a blanket proxy on the RBOCs' approximately 10% interest in CS Wireless Systems, Inc., CAI's joint venture MMDS company with Heartland Wireless Communications, Inc. If the repurchase is consummated, the CS Wireless shares would be returned to CAI without additional consideration The parties also exchanged mutual releases and reached an agreement to share certain patent and intellectual property rights related to their digital wireless venture. The Release and Agreement are attached hereto as Exhibit 99.2.

      CAI has advised the New York Public Service Commission, the Federal Communications Commission, the Department of Justice and other government agencies of the terms of the Amendment and that it is now satisfied with the arrangement. CAI, which has been engaged in expanding beyond wireless video to Internet and telephony applications of its wireless MMDS spectrum, had expressed concern to these agencies that the impending merger of Bell Atlantic and NYNEX had potentially anti-competitive effect while the RBOCs continued to have the ability to exercise an influence over CAI and its MMDS spectrum. The RBOCs' merger has recently received approval of the Department of Justice, as well as the New York Public Service Commission and is anticipated to be consummated shortly. CAI, in conjunction with the Amendment, has now indicated that it would not challenge the merger or any other activity of the RBOCs on the basis of their ownership of the CAI securities of the BR Agreement

      In addition to the $40 million in cash, the RBOCs will receive as consideration for the surrender of their CAI securities, 100,000 shares of a series of non-voting junior preferred stock. The Junior preferred stock carries a liquidation preference of $30 million in the aggregate, but carries no special dividends, covenants or governance rights, except as provided by the Connecticut Business Corporation Act, under which CAI is incorporated. Each of the 100,000 shares of junior preferred stock is convertible into 25 shares of CAI common stock in the hands of a subsequent purchaser unrelated to the RBOCs. If the junior preferred stock continues to be held by the RBOCs at the end of three years, and the value of the CAI common stock is not at least $14.00 per share, then the RBOCs would be entitled to a Value Floor representing the difference between the then-market value of the CAI common stock and $14.00 per share. At CAI's election, the Value Floor would be payable either in the form of up to, but not more than, 1 million additional shares of CAI common stock or in the form of a ten-year subordinated note in a principal amount of up to $15 million, bearing interest at 8%, which is payable in kind for the first five years.

Item 5 - OTHER EVENTS, continued

      Consummation of the repurchase would require consent of the holders of a majority in principal amount of CAI's 12 1/4 % Senior Notes due 2002 (the "Senior Notes"), depending on the manner in which CAI raises the repurchase consideration. CAI anticipates that it would not seek such approval before the Fall, and only in connection with other financing arrangements. The Company expects to close within the next several weeks the $30 million interim debt facility previously announced.

      (B) On June 6, 1997, the Company closed a $30 million interim credit facility provided by Foothill Capital Corporation and affiliates of Canyon Capital Management, L.P. (the "Interim Debt Lenders"). The credit facility is comprised of $25 million of term debt, of which $10 million was made available at the closing and is currently outstanding. The balance of the term debt will be made available to CAI upon the achievement of certain agreed-upon operational benchmarks. The term debt bears interest at the rate of 13% per annum. So long as the Company is not in default of its obligations under the credit facility, the Company can elect to have one-half of the interest on the term debt accrue and be added to the principal amount outstanding on the term debt. The remaining portion of the term debt interest is payable monthly in arrears. The term debt matures on March 1, 1999, at which time all accrued and unpaid interest on and principal of the outstanding amount of the term debt shall be due and payable in full.

      The Interim Debt Lenders have also made available to CAI a $5 million revolving loan, of which $3 million was made available to CAI at the June 6th closing. The remaining $2 million of the revolving loan will be made available to CAI upon the achievement by the Company of certain operational benchmarks. The revolving loan bears interest at four and three-quarters percent above the Reference Rate, as announced from time to time by Norwest Bank. Principal and interest on the revolving loan is payable monthly, and the revolving loan expires on March 1, 1999. As of June 24, 1997, the Company had not yet borrowed any amount against the revolving loan.

      The credit facility is secured by a pledge of the assets of CAI, including the stock of its wholly-owned subsidiaries, certain investments held by the Company and a ledge of the stock of CS Wireless held by CAI. In connection with the closing of the credit facility, the Company is required to effect certain corporate restructurings in an effort to enhance the Interim Debt Lender's collateral position. The proceeds from the credit facility will be used by the Company to continue to build-out its wireless cable business and for general working capital purposes.

      In addition to $1.5 million in cash fees payable to the Interim Debt Lenders at the closing of the credit facility and the fees and expenses, including fees and expenses of counsel and special FCC counsel to the Interim Debt Lenders, incurred in connection with the credit facility, CAI was also required to (i) pay an additional $1.5 million fee, evidenced by a two-year promissory note bearing interest at 14% per annum, which interest shall accrue and be payable in full at the maturity date of such note, and (ii) issue warrants to purchase CAI common stock at any time between the closing and the fifth anniversary of such closing. The warrants entitle the holders thereof to purchase, in the aggregate that number of shares of CAI Common Stock equal to the quotient of (i) the maximum amount outstanding (including principal and accrued interest) on the above-mentioned promissory note, divided by (ii) the lowest of (A) $1.90 per share, (B) the lowest effective net price for the Common Stock (or its equivalent) which CAI receives in connection with any new capital investment, merger, strategic partnership, joint venture or other significant corporate transaction, which makes available to CAI in excess of $50 million, (C) the lowest 20-day fair market value of the Common Stock following the consummation of a transaction identified in clause (B) above, and
(D) the 20-day fair market value of the Common Stock immediately following confirmation of a plan of reorganization under Chapter 11 of the United States Bankruptcy Code. The warrants contain certain anti-dilution provisions and registration rights, and have been allocated among the Interim Debt Lenders.

      The credit facility is governed by the terms of a loan and security agreement dated as of May 16, 1997 (the "LSA"). The Company and its subsidiaries are subject to several restrictions that are contained in the LSA, including, without limitation, restrictions on the Company's ability to (i) incur additional indebtedness, contingent or otherwise (ii) grant liens, (iii) dispose of assets or make certain investments other than in accordance with the terms of the LSA, and (iv) the use of the proceeds from the credit facility. The indebtedness under the credit facility is permitted under the Company's Indenture governing its 12 1/4 % Senior Notes, and under the terms of the various investment and business relationship agreements among the Company and affiliates of Bell Atlantic and NYNEX, as amended.

      (C)   The following news releases were issued:


      CAI WIRELESS FILES FOR FCC APPROVAL TO TEST TWO-WAY WIRELESS SERVICES IN PITTSBURGH on March 17, 1997 (see Exhibit 99.1).

      CAI WIRELESS FILES FOR AUTHORITY TO PROVIDE TELEPHONE SERVICE IN NEW YORK STATE on March 19, 1997 (see Exhibit 99.2).

      CAI WIRELESS RECEIVES FCC APPROVAL TO TEST FIXED TWO-WAY WIRELESS SERVICES IN PITTSBURGH on April 2, 1997 (see Exhibit 99.3).

      CAI RENEGOTIATES TERMS WITH RBOCS ON SECURITIES REPURCHASE OPTION on April 30, 1997 (see Exhibit 99.4).

       CAI WIRELESS CLOSES INTERIM FINANCING on June 6, 1997 (see Exhibit 99.5)

FORWARD LOOKING STATEMENTS. The statements contained in this Current Report on Form 8-K, including the exhibits hereto, relating to CAI's plans and objectives of management for future operations, including plans or objectives relating to CAI's products or services, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Actual results of the Company may differ materially from those in the forward-looking statement and may be affected by a number of factors, including, without limitation, the ability to obtain the funds necessary to repurchase the CAI securities from the RBOCs, as contemplated by the Amendment,the ability of the receipt of CAI to achieve the operating benchmarks necessary to receive the balance of the term and revolving loans contemplated by the LSA, regulatory approvals for alternative uses of the Company's MMDS spectrum, the availability of new strategic partners and their willingness to enter into arrangements with CAI, the terms of such arrangements, the success of CAI's trials in various of its markets, the commercial viability of any alternative use of MMDS spectrum, consumer acceptance of any new products offered or to be offered by CAI, subscriber equipment availability, absence of interference and the ability to redeploy or sell excess equipment, as well as other factors contained herein and in the Company's other securities filings.

Item 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

            C.    Exhibits
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      EXHIBIT NO.               EXHIBIT DESCRIPTION                               PAGES
       99.1         Media Release - CAI Wireless Files For FCC Approval              7
                     To Test Two-Way Wireless Services in Pittsburgh
                     (March 17, 1997)

       99.2         Media Release - CAI Wireless Files For Authority To              9
                     Provide Telephone Service In New York State
                     (March 19, 1997

       99.3         Media Release - CAI Wireless Receives FCC Approval               11
                     To Test Fixed Two-Way Wireless Services in Pittsburgh
                     (April 2, 1997)

       99.4         Media Release - CAI Renegotiates Terms With RBOCs On
                     Securities Repurchase Option (April 30, 1997)                  13

       99.5         Media Release - CAI Wireless Closes Interim Financing           17
                     (June 6, 1997)

       99.6         Employment Agreement for James P. Ashman                        19

       99.7         Amendment No. 1 to the Modification Agreement dated             25
                     April 29, 1997

       99.8         Release and Agreement dated as of April 29, 1997.               40

       99.9         Loan and Security Agreement dated as of May 16, 1997.           49
                     (Confidential treatment has been requested for
                     portions of this exhibit)







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                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


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        SIGNATURE                       TITLE                             DATE





/S/ JAMES P. ASHMAN              Executive Vice President, Chief        June 27, 1997
    James P. Ashman              Financial Officer and Director
                                (Principal Financial Officer)




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